UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ X ] Preliminary Information Statement
[ _ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ _ ] Definitive Information Statement

NRP Stone, Inc.
(Name of Registrant as Specified In Its Charter)

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NRP Stone, Inc.
950 Kipling Crescent S.W.
Redcliff, Alberta, Canada T0J 2P0

July [27], 2007

To: Common Stockholders of NRP Stone, Inc.

Re: Action by Written Consent in Lieu of Meeting of Stockholders

NRP Stone Inc., a Nevada corporation (the “Company”), obtained the written consent of the stockholders holding a majority of the shares of its Common Stock on July 2, 2007 (the “Consent”), to amend our Certificate of Incorporation to effect a 1-for-55 reverse stock split (the “Reverse Split”).

The Proposal was approved by the Company’s Board of Directors on June 28, 2007.

This Information Statement is furnished by the Board of Directors of the Company, to holders of record of the Company’s common stock, $0.001 par value per share, at the close of business on July 2, 2007. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock. This Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes (the “Nevada Law”).

The actions taken by the Company’s stockholders will become effective on or about August 17, 2007 and are more fully described in the Information Statement accompanying this Notice.

In addition, the Shareholders have ratified two actions that were not approved by shareholders in the past, namely a 1-for-100 reverse stock split and an amendment to the Company’s Certificate of Incorporation increasing the number of shares of common stock authorized to 500,000,000.

Under the rules of the Securities and Exchange Commission, the amendment to the Certificate of Incorporation and the Reverse Split cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors

/s/ Norman J. Davy Norman J. Davy, President

July [27], 2007
Redcliff, Alberta, Canada

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on July 2, 2007.

Copies of this Information Statement are first being sent on or before July 27, 2007 to the holders of record on July 2, 2007 of the outstanding shares of the Company’s common stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting stock have approved the following action (the “Action”) by written consent dated July 2, 2007, in lieu of a special meeting of the stockholders: The amendment to the Certificate of Incorporation of the Company to effectuate a 1-for-55 reverse stock split of the outstanding common stock.

The Company anticipates that the action contemplated herein will be effected on or about the open of business on August 17, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Change in control of the Company

Pursuant to Item 6 (e) of Schedule 14A of the Securities Exchange Act of 1934 as Amended, the Company has experienced a change of control. On March 15, 2007 the Company executed in a Purchase Agreement whereby the Company acquired 80% of NRP Stone Inc., an Alberta corporation (“NRP Alberta”), by issuing 55,000,000 common shares to NRP Alberta’s owners. NRP Alberta’s owners were Norman J. Davy and Pearl Blanche Davy. As a result of the transaction, Norman J. Davy, who is our CEO, became the beneficial owner of 50,000,000 shares of the Company which constituted approximately 87% of the total issued and outstanding shares of the Company.

Amendment of Certificate of Incorporation

The Company will be amending its Certificate of Incorporation to effectuate 1-for-55 reverse stock split. In addition, the shareholders have ratified a previous 1-for-100 reverse stock split, and increase in the number of common shares authorized to 500,000,000. The 1-for-100 reverse stock split was executed to help consolidate shares for shareholder value. Increasing the number of authorized shares was executed to allow for flexibility in future financing arrangements. The Company wishes to execute the 1-for-55 reverse stock split to reduce the number of shareholders of record so that, under Rule 12g-4(a)(1)(i) of the Securities Act of 1934 the Company can file a Form 15 and relieve itself of the reporting burden of Section 12(g) of the Securities Act of 1934.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Law are afforded to the Company’s stockholders as a result of the approval of the Action.

ACTION ONE
AMENDMENT TO EFFECTUATE REVERSE STOCK SPLIT

General

On June 28, 2007, the Board of Directors approved, subject to stockholder approval, the amendment to the Certificate of Incorporation of the Company to effectuate a 1-for-55 reverse stock split of its common stock (the “Amendment”). On July 2, 2007, stockholders of the Company, owning a majority of the Company’s outstanding voting stock (the “Majority Stockholders”), approved the Amendment by written consent, in lieu of a special meeting of the stockholders.

The Amendment

1-For-55 Reverse Stock Split

On June 28, 2007, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the holders of a majority of the Company’s voting stock for approval, the amendment to Article IV of the Company’s Certificate of Incorporation to effectuate a 1-for-55 reverse stock split of the company’s Common Stock. On July 2, 2007, the Majority Stockholders approved the amendment to Article IV of the Company’s Articles of Incorporation by written consent, in lieu of a special meeting of the stockholders.

The primary purpose of the reverse split is to reduce the total number of shareholders of record by paying cash to those shareholders with less than one (1) after the reverse split. The Company wants to reduce the number of shareholders of record so that, under Rule 12g-4(a)(1)(i) of the Securities Act of 1934 the Company can file a Form 15 and relieve itself of the reporting burden of Section 12(g) of the Securities Act of 1934. In addition, the cost of holding shareholder meetings having the Shareholders approve certain actions is significantly reduced, as the cost of providing proxy and/or notice materials can be as high as $1.00 to $4.00 per shareholder. As a result of the reverse split, the company anticipates reducing its number shareholders of record from 2,176 to approximately 222.

In approving the Reverse Split, the Board of Directors also considered certain factors concerning the Common Stock, including:

•	because of their increased volatility:

o	some investors are reluctant to purchase lower priced securities;

o	brokerage firms are generally reluctant to recommend lower priced securities to their clients; and

o	most investment funds are reluctant to invest in lower priced securities; moreover, many funds are not permitted by their investment guidelines to invest in lower priced securities;

•	investors may also be dissuaded from purchasing lower priced securities because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks; and

•	lower priced securities attract less research analyst coverage than higher priced securities.

The Company believes that the Reverse Split will improve the level and stability of the Common Stock trading price, and that a higher share price could help generate additional interest in the Company.

Potential Risks of the Reverse Split

The effect of the Reverse Split on the market price for the Company’s Common Stock cannot be predicted, and the performance history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the Company’s Common Stock will continue to trade at least in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split or that the market price of the post-split Common Stock can be maintained. Frequently, companies in like circumstances find that having fewer shareholders decreases the frequency and amount of trading of Common Stock. The market price of the Company’s Common Stock will also be based on its financial performance, market conditions, the market perception of its future prospects and the Company’s industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding.

Effects of the Reverse Split

General. A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished by the Company, in this case, by reclassifying and converting all outstanding shares of our Common Stock into a proportionately fewer number of shares of Common Stock. For example, upon implementation of the Reverse Split, a stockholder holding 5,500 shares of our Common Stock before the Reverse Split would hold 100 shares of our Common Stock after the Reverse Split. Each stockholder’s proportionate ownership of the issued and outstanding shares of our Common Stock would remain the same, except for minor changes that may result from cash payments in lieu of fractional shares of our Common Stock, which are described below. Outstanding shares of new Common Stock resulting from the Reverse Split will remain fully paid and non-assessable.

No Fractional Shares. No fractional shares of Common Stock will be issued in connection with the Reverse Split. The Board of Directors will arrange for our exchange agent to calculate all fractional interests that result from the Reverse Split. If as a result of the Reverse Split, a stockholder would otherwise hold a fractional share because their pre- Reverse Split share holdings were not evenly divisible by fifty five, the stockholder, in lieu of the issuance of a certificate for a fractional share, would be entitled to receive a payment in cash. The owner of a resulting fractional share interest will have only a right to receive the cash payment therefore and not any voting, dividend or other right with respect to that interest.

Neither the Company, nor its exchange agent effectuating the Reverse Split, assumes any responsibility with respect to the sales price or proceeds received in respect of aggregated fractional interests sold in the market.

Accounting Matters. The Reverse Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the Reverse Split, the stated par value capital on the Company’s balance sheet attributable to Common Stock would be reduced from its present amount by a fraction that equals one divided by fifty five, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

Effect on Authorized and Outstanding Shares. Based on the shareholders as of July 2, 2007, there will be approximately 909,091 shares of Common Stock issued and outstanding and held by 222 shareholders of record following the Reverse Split. As a result of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced to the approximate number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split divided by fifty five.

The number of shares of Common Stock underlying any stock options will be divided by fifty-five (55) for each award (with any fractional amount disregarded) and the exercise price per share will be increased by multiplying by fifty-five (55).

There will be no change to the number of authorized shares of Common Stock or Preferred Stock as a result of the Reverse Split.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company’s financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company’s business would materially change, solely as a result of the Reverse Split. The Reverse Split will be effectuated simultaneously for all of the Company’s Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except for minor changes that may result from cash payments in lieu of fractional shares of our Common Stock.

Increase of Shares of Common Stock Available for Future Issuance. As a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors, including, among other purposes, future financing transactions.

Effectiveness of the Reverse Split. The Reverse Split will become effective after the filing with the Secretary of State of the State of Nevada of the certificate of amendment (the “Amendment”) to the Certificate of Incorporation (the form of which is attached hereto as Exhibit “A”). It is expected that the effective date will be on or about August 17, 2007. Immediately following the filing of the Amendment, the Company will file Restated Articles for the purpose of consolidating and simplifying all previous amendments.

Tax Consequences of the Reverse Split. The following discussion summarizing material federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to stockholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split, will not generally result in recognition of gain or loss to the stockholders. The aggregate tax basis of the post- Reverse Split shares received in the Reverse Split (including any fraction of a new share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre- Reverse Split shares exchanged therefore, and the holding period of the post- Reverse Split shares received in the Reverse Split will include the holding period of the pre- Reverse Split shares surrendered therein.

In general, stockholders who receive cash in exchange for their fractional share interests in the post- Reverse Split shares as a result of the Reverse Split will be deemed for federal income tax purposes to have first received the fractional share interests and then to have had those fractional share interests redeemed for cash. The receipt of cash instead of a fractional share of the Common Stock by a U.S. holder of the Common Stock will generally result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share. Gain or loss generally will be a capital gain or loss. Capital gain of a non-corporate U.S. holder, upon disposition of the Common Stock held for more than one year generally is taxed at a maximum rate of 15%. Deductibility of capital loss is subject to limitations.

No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company’s views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

Approval of the Certificate of Amendment

Under Nevada Law, the Certificate of Amendment relating to the Reverse Split must be approved by the Board of Directors and by the holders of at least a majority of the Common Stock. The following stockholders approved the Certificate of Amendment by written consent as permitted under Nevada Law. Their approvals collectively represent approximately 83.5% of the Common Stock of the Company:

Shareholder	Number of Shares	Percentage of Total Shares
Norman Davy	50,000,000	87%

The Certificate of Amendment, therefore, has been approved by the stockholders of the Company, and the Action will become effective after the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment. It is expected that such filing will be effective on or about August 17, 2007.

Because the Certificate of Amendment has already been approved, you are not required to take any action at this time. This Information Statement is your notice that the Action has been approved. You will receive no further notice when the Action becomes effective.

Share Certificates

Following the Reverse Split, the share certificates you now hold will continue to be valid and will evidence your ownership in post- Reverse Split shares of Common Stock. Going forward, following the effective date of the Reverse Split, new shares of Common Stock issued will reflect the Reverse Split, but this in no way will affect the validity of your current share certificates. However, after the effective date of the Reverse Split, those stockholders who wish to obtain new certificates should contact the exchange agent at:

Standard Registrar & Transfer Company, Inc.
12528 South 1840 East
Draper, UT 84020
Telephone (801) 571-8844
Facsimile (801) 571-2551

Many stockholders hold some or all of their shares electronically in book-entry form either through a representative broker-dealer or through the direct registration system for securities. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post- Reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post- Reverse Split shares, a transaction statement will automatically be sent to your address of record by either your broker (if you hold your shares through a broker) or the exchange agent indicating the number of shares you hold.

ACTION TWO
AMENDMENT TO INCREASE AUTHORIZED SHARES

Our Board of Directors had previously unanimously determined that it was advisable to amend and restate our Certificate of Incorporation to increase the number of authorized shares of our Company’s common stock from 50,000,000 to 500,000,000. Other than those mentioned in actions One and Three of this Information Statement, no other changes to the Certificate of Incorporation have been approved or are being proposed by our Board.

Currently, our Certificate of Incorporation authorizes an aggregate of 55,000,000 shares of capital stock. These shares consist of 50,000,000 shares of common stock and 5,000 shares of preferred stock. As of May 24, 2007, we had 58,259,301 shares of common stock issued and outstanding. It is believed that the previous management of the Company authorized an increase in the number of authorized shares. The exact number of shares that were authorized is unknown as our records from that time are not available and are believed to be either lost or destroyed. According to the records obtained from our Transfer Agent, it appears as though there were 100,800,000 shares of common stock issued and outstanding as of September 14, 2006. This number was decreased through a 1-for-100 reverse stock split that is discussed in greater depth in Action Three of this Information Statement. Any increase in the number of shares that were authorized to be issued was not executed properly as our Certificate of Incorporation was never amended and/or filed with the State of Nevada. We will need to properly amend our Certificate of Incorporation (the “Increase Amendment”) to reflect this increase in our number of authorized shares. It is for this purpose that we are providing this information.

An increase in the number of authorized shares of our common stock was necessary and prudent in order to assure that a sufficient number of shares of our common stock are available for our current issued shares and for an issuance in the future if our Board of Directors deems it to be in our and our stockholders’ best interests. A total of 500,000,000 shares of common stock has been determined by our Board of Directors to be a reasonable estimate of what might be required in this regard for the foreseeable future to accommodate fundraising and other opportunities involving the issuance of our common stock. Immediately following this increase, as ratified, we will have 441,740,699 shares of common stock authorized but unissued and available for issuance.

The remaining authorized but unissued shares of common stock will be available for issuance from time to time as our Board of Directors may deem advisable or required for various purposes, including the issuance of shares in connection with financings or acquisition transactions, collaborative transactions and the issuance or reservation of common stock for management stock options and other equity-based compensation. Our Board will be able to authorize the issuance of shares for these transactions without the necessity, and related costs and delays, of either calling a special stockholders’ meeting or waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized shares of capital stock. If in a particular transaction stockholder approval were required by law, applicable stock exchanges or markets, or were otherwise deemed advisable by the Board, then we would present the matter to our stockholders for their approval notwithstanding that we might have the requisite number of voting shares to consummate the transaction.

The increase in authorized shares of common stock will not alter our current number of issued shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

Our stockholders will not realize any dilution in their percentage of ownership of our company or their voting rights as a result of the increase. However, issuances of significant numbers of additional shares of common stock in the future (i) will dilute stockholders’ percentage ownership of our company and (ii) if such shares are issued at prices below what current stockholders paid for their shares, may dilute the value of current stockholders’ shares.

The proposed increase in our authorized common stock, under certain circumstances, could have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, it could be possible for our Board of Directors to delay or impede a takeover or change in control of our company by causing additional shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders. The increased authorized capital therefore could have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased common stock could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. Further, the increased authorized capital could have the effect of permitting our management, including our Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

Ratification of the Increase Amendment

Under Nevada Law, the Increase Amendment must be approved by the Board of Directors and by the stockholders of at least a majority of the Common Stock. The following stockholders ratified the Increase Amendment by written consent as permitted under Nevada Law. Their ratification collectively represents approximately 83.5% of the Common Stock of the Company:

Shareholder	Number of Shares	Percentage of Total Shares
Norman Davy	50,000,000	87%

The ratification of the Increase Amendment, therefore, has been ratified by the majority of the stockholders of the Company, and the Action will become effective after the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment. It is expected that such filing will be effective on or about August 17, 2007.

Because the Increase Amendment has already been approved, you are not required to take any action at this time. This Information Statement is your notice that the Action has been approved. You will receive no further notice when the Action becomes effective.

ACTION THREE
AMENDMENT TO EFFECTUATE PREVIOUS REVERSE STOCK SPLIT

General

During our Annual Meeting on September 7, 2006, the Board of Directors approved and the Shareholders voted affirmatively to approve an Amendment to the Certificate of Incorporation of the Company to effectuate a 1-for-100 reverse stock split of its common stock (the “Previous Split Amendment”). Standard Registrar & Transfer Company, the Company’s transfer agent, recognized this on February 2, 2007 and the NASD recognized this as of April 3, 2007. The proper filings of the Amendment to the Certificate of Incorporation were never properly executed and will be filed subsequent to this filing.

The Amendment

In approving the Previous Split Amendment, the Board of Directors considered certain factors concerning the Common Stock, including:

•	because of their increased volatility:

o	some investors are reluctant to purchase lower priced securities;

o	brokerage firms are generally reluctant to recommend lower priced securities to their clients; and

o	most investment funds are reluctant to invest in lower priced securities; moreover, many funds are not permitted by their investment guidelines to invest in lower priced securities;

•	investors may also be dissuaded from purchasing lower priced securities because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks; and

•	lower priced securities attract less research analyst coverage than higher priced securities.

The Company believed that the reverse split would improve the level and stability of the Common Stock trading price, and that a higher share price could help generate additional interest in the Company.

Potential Risks of a Reverse Split

As previously stated in Action One, the effect of the Previous Split Amendment on the market price for the Company’s Common Stock cannot be predicted, and the performance history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the Company’s Common Stock will continue to trade at least in proportion to the reduction in the number of outstanding shares resulting from the Previous Split Amendment or that the market price of the post-split Common Stock can be maintained. Frequently, companies in like circumstances find that having fewer shareholders decreases the frequency and amount of trading of Common Stock. The market price of the Company’s Common Stock will also be based on its financial performance, market conditions, the market perception of its future prospects and the Company’s industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding.

Effects of the Previous Split Amendment

General. A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished by the Company, in this case, by reclassifying and converting all outstanding shares of our Common Stock into a proportionately fewer number of shares of Common Stock. For example, upon implementation of the Previous Split Amendment, a stockholder holding 10,000 shares of our Common Stock before the reverse split would hold 100 shares of our Common Stock after the reverse split. Each stockholder’s proportionate ownership of the issued and outstanding shares of our Common Stock would remain the same, except for minor changes that may result from cash payments in lieu of fractional shares of our Common Stock, which are described below. Outstanding shares of new Common Stock resulting from the reverse split will remain fully paid and non-assessable.

Fractional Shares. As part of the Previous Split Amendment, all fractional shares were rounded up to the nearest whole share. As a result the stockholders who, following the reverse split, held less than one Share of stock were given one full Share.

Effect on Authorized and Outstanding Shares. Based on the stockholders as of February 12, 2007, there were approximately 100,800,000 shares of Common Stock issued and outstanding previous to the split and 1,801,773 shares of Common Stock issued and outstanding following the reverse split. As a result the number of shares of Common Stock issued and outstanding were reduced to the approximate number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the reverse split divided by one hundred.

The number of shares of Common Stock underlying any stock options was be divided by one hundred for each award (with any fractional amount disregarded) and the exercise price per share will be increased by multiplying by one hundred.

There was no change to the number of authorized shares of Common Stock or Preferred Stock as a result of the Reverse Split.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the reverse split remained the same. The reverse split was effectuated simultaneously for all of the Company’s Common Stock and affected all of our stockholders uniformly and did not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except for minor changes.

Increase of Shares of Common Stock Available for Future Issuance. As a result of the reverse split, there was a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the reverse split. The increase in available shares was to be used for any proper corporate purpose approved by the Board of Directors, including, among other purposes, future financing transactions.

Effectiveness of the Reverse Split. The reverse split was to become effective on or around February 12, 2007, however since the filing with the Secretary of State of the State of Nevada has not occurred, the Previous Split Amendment is expected to be effective on or about August 17, 2007.

Approval of the Previous Split Amendment

Under Nevada Law, the Previous Split Amendment must be approved by the Board of Directors and ratified by a majority vote at an annual meeting of the Shareholders of the Company as long as a Quorum is present. On August 28, 2006, the Carson City District Court issued an order stating that an annual meeting must be held within 60 days of the order (the “Order”). As part of the Order, all Shareholders in attendance in person or by proxy constituted a Quorum. At the meeting the following Shareholders voted, either in person or by proxy:

Shareholder	Number of Shares	Percentage of Total Shares
Edward T. Wells	24,780,164	24.8%
Michelle Harrington (proxy)	24,880,164	24.9%
Sharlene C. Wells	100,000.1%
Ralph Mosa	51	>.1%
Larry Lewis	24	>.1%

The Certificate of Amendment, therefore, was been approved by the Shareholders of the Company, and the Action will become effective after the filing with the Secretary of State of the State of Nevada of the Certificate of Amendment. It is expected that such filing will be effective on or about August 17, 2007.

Because the Certificate of Amendment has already been approved, you are not required to take any action at this time. This Information Statement is your notice that the Action has been approved. You will receive no further notice when the Action becomes effective.

Share Certificates

Following the reverse split, the share certificates you now hold will continue to be valid and will evidence your ownership in post- reverse split shares of Common Stock. Going forward, following the effective date of the reverse split, new shares of Common Stock issued will reflect the reverse split, but this in no way will affect the validity of your current share certificates. However, after the effective date of the reverse split, those stockholders who wish to obtain new certificates should contact the exchange agent at:

Standard Registrar & Transfer Company, Inc.
12528 South 1840 East
Draper, UT 84020
Telephone (801) 571-8844
Facsimile (801) 571-2551

Many stockholders hold some or all of their shares electronically in book-entry form either through a representative broker-dealer or through the direct registration system for securities. If you hold registered shares in a book-entry form, you do not need to take any action to receive your post- reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post- reverse split shares, a transaction statement will automatically be sent to your address of record by either your broker (if you hold your shares through a broker) or the exchange agent indicating the number of shares you hold.

By order of the Board of Directors

/s/ Norman J. Davy
Norman J. Davy, President

July [27], 2007
Redcliff, Alberta, Canada

Exhibit A

STATE OF NEVADA
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
NRP STONE, INC.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NRP STONE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE IV has been amended to (i) increase the number of common shares authorized from 50,000,000 to 500,000,000; (ii) effectuate a 1-for-100 reverse stock split; and (iii) a effectuate a subsequent 1-for-55 reverse stock split. Fractional shares will be rounded up to the next whole share, except that shareholders holding less than one (1) share will be bought out at the fair market value on the effective date of the reverse split.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional): 8/17/07

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X ______________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07